                                   EXHIBIT 99

         Credit Agreement, dated as of February 15, 1994, by and among the Registrant, BA Securities, Inc., as Arranger, Bank of America National Trust and Savings Association, as Agent, and certain other financial institutions.

_______________________________________________________________________________
_______________________________________________________________________________





                               CREDIT AGREEMENT

                        DATED AS OF FEBRUARY 15, 1994

                                    AMONG

                    BLOCKBUSTER ENTERTAINMENT CORPORATION,


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION
                                  AS AGENT,

                             BA SECURITIES, INC.,
                                 AS ARRANGER,

                                     AND

                THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO





_______________________________________________________________________________
_______________________________________________________________________________

                               TABLE OF CONTENTS

 Section                                                                            Page
                                       ARTICLE I
                                      DEFINITIONS
 1.01    Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 1.02    Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . .  18
         (a)      Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (b)      The Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (c)      Certain Common Terms  . . . . . . . . . . . . . . . . . . . . . .  18
         (d)      Performance; Time . . . . . . . . . . . . . . . . . . . . . . . .  18
         (e)      Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (f)      Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (g)      Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
 1.03    Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                      ARTICLE II
                                      THE CREDITS
 2.01    Amounts and Terms of Commitments . . . . . . . . . . . . . . . . . . . . .  20
 2.02    Loan Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
 2.03    Procedure for Committed Borrowings . . . . . . . . . . . . . . . . . . . .  20
 2.04    Conversion and Continuation Elections for Committed Borrowings . . . . . .  22
 2.05    Termination or Reduction of Commitments  . . . . . . . . . . . . . . . . .  23
 2.06    Optional Prepayments of Loans  . . . . . . . . . . . . . . . . . . . . . .  24
 2.07    Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
 2.08    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 2.09    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (a)      Commitment Fees . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (b)      Other Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 2.10    Computation of Fees and Interest . . . . . . . . . . . . . . . . . . . . .  26
 2.11    Payments by the Company  . . . . . . . . . . . . . . . . . . . . . . . . .  27
 2.12    Payments by the Banks to the Agent . . . . . . . . . . . . . . . . . . . .  28
 2.13    Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .  29

                                      ARTICLE III
                        TAXES, YIELD PROTECTION AND ILLEGALITY
 3.01    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
 3.02    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 3.03    Increased Costs and Reduction of Return  . . . . . . . . . . . . . . . . .  35
 3.04    Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 3.05    Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . . . .  36
 3.06    Reserves on Offshore Rate Committed Loans  . . . . . . . . . . . . . . . .  37
 3.07    Certificates of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 3.08    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 3.09    Replacement Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                      ARTICLE IV
                                 CONDITIONS PRECEDENT
 4.01    Conditions of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         (a)      Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  39

  Section                                                                           Page

          (b)      Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . .   39
          (c)      Subscription Agreement  . . . . . . . . . . . . . . . . . . . .   39
  4.02     Additional Conditions Precedent to the making of the Initial Loans  . .   39
          (a)      Resolutions; Incumbency . . . . . . . . . . . . . . . . . . . .   39
          (b)      Certificates of Incorporation; By-laws and Good Standing  . . .   40
          (c)      Guaranties/Pledge Agreement . . . . . . . . . . . . . . . . . .   40
          (d)      Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . .   40
          (e)      Contribution Agreement  . . . . . . . . . . . . . . . . . . . .   40

                                         ARTICLE V
                             REPRESENTATIONS AND WARRANTIES
  5.01    Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . .   43
  5.02    Corporate Authorization; No Contravention  . . . . . . . . . . . . . . .   43
  5.03    Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . .   43
  5.04    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  5.05    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  5.06    No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  5.07    ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  5.08    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  5.09    Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  5.10    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  5.11    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . .   46
  5.12    Trademarks and Licenses, etc . . . . . . . . . . . . . . . . . . . . . .   47
  5.13    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

                                         ARTICLE VI
                                  AFFIRMATIVE COVENANTS
  6.01    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .   49
  6.02    Certificates; Other Information  . . . . . . . . . . . . . . . . . . . .   49
  6.03    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  6.04    Preservation of Corporate Existence, Etc . . . . . . . . . . . . . . . .   52
  6.05    Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . .   52
  6.06    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
  6.07    Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . .   52
  6.08    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . .   53
  6.09    Inspection of Property and Books and Records . . . . . . . . . . . . . .   53
  6.10    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
  6.11    Subsidiary Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . .   54
  6.12    Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .   55
  6.13    No Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

                                        ARTICLE VII
                                    NEGATIVE COVENANTS
  7.01    Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . .   56
  7.02    Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . .   57
  7.03    Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
  7.04    Loans and Investments  . . . . . . . . . . . . . . . . . . . . . . . . .   58
  7.05    Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . .   58

    Section                                                                Page

    7.06    Compliance with ERISA  . . . . . . . . . . . . . . . . . . . .  58
    7.07    Consolidated Net Worth . . . . . . . . . . . . . . . . . . . .  59
    7.08    Consolidated Senior Debt to Capital  . . . . . . . . . . . . .  59
    7.09    Total Debt to Capital  . . . . . . . . . . . . . . . . . . . .  59
    7.10    Net Cash Flow Ratio  . . . . . . . . . . . . . . . . . . . . .  59
    7.11    Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . .  59

                                 ARTICLE VIII
                               EVENTS OF DEFAULT
    8.01    Event of Default . . . . . . . . . . . . . . . . . . . . . . .  60
            (a)      Non-Payment . . . . . . . . . . . . . . . . . . . . .  60
            (b)      Representation or Warranty  . . . . . . . . . . . . .  60
            (c)      Specific Defaults . . . . . . . . . . . . . . . . . .  60
            (d)      Other Defaults  . . . . . . . . . . . . . . . . . . .  60
            (e)      Cross-Default . . . . . . . . . . . . . . . . . . . .  60
            (f)      Bankruptcy or Insolvency  . . . . . . . . . . . . . .  61
            (g)      Involuntary Proceedings . . . . . . . . . . . . . . .  61
            (h)      Monetary Judgments  . . . . . . . . . . . . . . . . .  61
            (i)      Non-Monetary Judgments  . . . . . . . . . . . . . . .  61
            (j)      Change in Control . . . . . . . . . . . . . . . . . .  62
            (k)      Guarantor/Pledgor Defaults  . . . . . . . . . . . . .  62
    8.02    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    8.03    Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . .  62

                                  ARTICLE IX
                                   THE AGENT
    9.01    Appointment and Authorization  . . . . . . . . . . . . . . . .  64
    9.02    Delegation of Duties . . . . . . . . . . . . . . . . . . . . .  64
    9.03    Liability of Agent . . . . . . . . . . . . . . . . . . . . . .  64
    9.04    Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . .  65
    9.05    Notice of Default  . . . . . . . . . . . . . . . . . . . . . .  65
    9.06    Credit Decision  . . . . . . . . . . . . . . . . . . . . . . .  66
    9.07    Indemnification  . . . . . . . . . . . . . . . . . . . . . . .  66
    9.08    Agent in Individual Capacity . . . . . . . . . . . . . . . . .  67
    9.09    Successor Agent  . . . . . . . . . . . . . . . . . . . . . . .  67
    9.10    The Arranger . . . . . . . . . . . . . . . . . . . . . . . . .  67

                                   ARTICLE X
                                 MISCELLANEOUS
    10.01   Amendments and Waivers . . . . . . . . . . . . . . . . . . . .  68
    10.02   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    10.03   No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . .  69
    10.04   Costs and Expenses . . . . . . . . . . . . . . . . . . . . . .  69
    10.05   Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    10.06   Marshalling; Payments Set Aside  . . . . . . . . . . . . . . .  70
    10.07   Successors and Assigns . . . . . . . . . . . . . . . . . . . .  71
    10.08   Assignments, Participations, Confidentiality, etc. . . . . . .  71
    10.09   Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    10.10   Notification of Addresses, Lending Offices, Etc. . . . . . . .  74

        Section                                                         Page

         10.11   Counterparts . . . . . . . . . . . . . . . . . . . . .  74
         10.12   Severability . . . . . . . . . . . . . . . . . . . . .  74
         10.13   No Third Parties Benefited . . . . . . . . . . . . . .  74
         10.14   Governing Law  . . . . . . . . . . . . . . . . . . . .  74
         10.15   Waiver of Jury Trial . . . . . . . . . . . . . . . . .  74
         10.16   Entire Agreement . . . . . . . . . . . . . . . . . . .  75

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of February 15, 1994, among BLOCKBUSTER ENTERTAINMENT CORPORATION, a Delaware corporation (the "Company"), the several financial institutions party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Bank of America National Trust and Savings Association, as administrative agent for the Banks (the "Agent") and BA Securities, Inc., as Arranger.

         WHEREAS, the Company has requested that the Banks enter into this Agreement for the purpose of acquiring shares of capital stock of Viacom Inc. for cash pursuant to a Subscription Agreement (as defined herein).

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree (as hereinafter defined), as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.01 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Bank be deemed an "Affiliate" of the Company or any Subsidiary of the Company.

                 "Agent" means Bank of America National Trust and Savings Association in its capacity as agent for the Banks hereunder, and any successor agent.

                 "Agent-Related Persons" has the meaning specified in Section 9.03.

                 "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 10.02.

                 "Aggregate Commitment" means the combined Commitments of the Banks in the principal amount of $1,000,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

                 "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

                 "Applicable Margin" means

                          (i) with respect to Reference Rate Committed Loans, zero percent (0%);

                          (ii) during the period from the Initial Funding Date until the first six month anniversary thereafter, with respect to all outstanding Offshore Rate Committed Loans,

                                (A)   if Level I Status exists on such day,
                          .50%;

                                (B)  if Level II Status exists on such day,
                          .625%;

                                (C)  if Level III Status exists on such day,
                          .75%;

                                (D)  if Level IV Status exists on such day,
                          1.00%;

                          (iii) after the six month anniversary of the Initial
                 Funding Date, with respect to all outstanding Offshore Rate Committed Loans, 1.25%.

                 "Arranger" means BA Securities, Inc. or a successor mutually agreed between BofA and the Company.

                 "Assignee" has the meaning specified in Section 10.08.

                  "Assignment and Acceptance" has the meaning specified in subsection 10.08(a).

                 "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                 "Availability Date" means 5:00 p.m. (New York time) April 29, 1994.

                 "Bank Affiliate" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Borrowing" means a borrowing hereunder, consisting of one or more Loans made to the Company on the same day by the Banks or a Bank pursuant to Article II.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Committed Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                 "Capital" means the sum of all Indebtedness of the Company and its Subsidiaries plus Consolidated Net Worth.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Capital Lease Obligations" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

                 "Cash Equivalents" means:

                          (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

                          (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $100,000,000 whose ultimate parent's short term securities are rated at least A-1 by S&P and P-1 by Moody's;

                          (c) commercial paper of an issuer rated at least A-1 by S&P and P-1 by Moody's and in either case having a tenor of not more than six months.

                "CERCLA" has the meaning specified in the definition of "Environmental Laws."

                 "Change of Control" means that there is a report filed on
         Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes hereof only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13-d or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the then outstanding shares of common stock of the Company;provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act.

                 Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding common stock of the Company for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of common stock of the Company, whether in excess of 50% or otherwise.

                 "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

                 "Commitment", with respect to each Bank, has the meaning specified in subsection 2.01.

                 "Commitment Percentage" means, as to any Bank at any time, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitment of all the Banks.

                 "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Commitment Percentages and in the case of Offshore Rate Committed Loans, having the same Interest Period.

                 "Committed Loan" means a Loan by a Bank to the Company under
         Section 2.01, and shall be an Offshore Rate Committed Loan or a Reference Rate Committed Loan.

                 "Company's Payment Office" means the address for payments set forth on the signature page hereto or such other instructions as the Company may from time to time specify in accordance with Section 10.02.

                 "Consolidated Interest Expense" means, for any period, gross consolidated interest expense for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Subsidiaries, plus the portion of the upfront costs and expenses for Rate Contracts (to the extent not included in gross consolidated interest expense) fairly allocated to such Rate Contracts as expenses for such period.

                 "Consolidated Net Worth" means, with respect to the Company and its Subsidiaries, the excess of consolidated total assets over consolidated total liabilities, excluding, however, from the determination of consolidated total assets (i) capital stock, obligations, or other securities of, or capital contributions to, or investments in, any Subsidiary, to the extent otherwise included in the preparation of the financial statements which set forth the consolidated total assets of the Company and its Subsidiaries, and
         (ii) cash held in a sinking or other analogous fund contractually established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness.

                 "Consolidated Senior Debt" means all Indebtedness of the Company and its consolidated Subsidiaries other than (i) Subordinated Debt and (ii) Contingent Obligations relating to the partnership agreement between The Westside Amphitheatre and Charlotte Amphitheater Corporation and YM Corp. dated as of December 1, 1993 in an amount not to exceed $50,000,000.

                 "Contingent Obligation" means, without duplication, as to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect recourse obligation or liability, contingent or otherwise, of that Person, (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (ii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made if delivery of such materials, supplies or other property is not made or tendered, or such services are never performed or tendered, or (iii) incurred pursuant to any Rate Contract net of any payments due to that Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof.

                 "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                 "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

                 "Conversion Date" means any date on which the Company converts a Reference Rate Committed Loan to an Offshore Rate Committed Loan or an Offshore Rate Committed Loan to a Reference Rate Committed Loan.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

                 "Dollars", "dollars" and "$" each mean lawful money of the United States.

                 "Domestic Lending Office" means, with respect to each Bank, the office of that Bank designated as such in the signature pages hereto or such other office of the Bank as it may from time to time specify to the Company and the Agent.

                 "Domestic Parent" means with respect to a foreign Material Subsidiary, the domestic Subsidiary which most directly owns such foreign Material Subsidiary.

                 "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets of at least $10,000,000,000; (ii) a commercial bank organized under the laws of any other country or a political subdivision of any such country, and having total assets of at least $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) any Bank Affiliate which meets the qualifications of (i) and (ii) above.

                 "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company, or (b) any other circumstances forming the reasonable basis of any violation, or alleged violation, of any Environmental Law.

                 "Environmental Laws" means all Federal, State or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                 "Environmental Lien" means a lien in favor of any Governmental Authority for (i) any liability under any environmental or health and safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a release or threatened release of Hazardous Materials into the environment.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

                 "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to
         Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) a failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
         Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (f) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; or (g) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable.

                 "Estimated Remediation Cost" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

                "Event of Default" means any of the events or circumstances specified in Section 8.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and regulations promulgated thereunder.

                 "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of December 22, 1993 among the Company, the Agent, BA Securities, Inc. and the other financial institutions party thereto.

                 "Federal Funds Rate" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business
         Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transaction received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other practices as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Guarantor" means each domestic Material Subsidiary of the Company and such foreign Material Subsidiary which shall have delivered a guaranty pursuant to Section 6.11.

                 "Guaranty Obligation" means, without duplication, as applied to any Person, any direct or indirect recourse liability of that Person with respect to any Indebtedness, capital lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obliga-tion shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

                 "Hazardous Materials" means all those substances which are regulated by, or which form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, asbestos or petroleum or petroleum derived substance or waste.

                 "Indebtedness" means, with respect to any Person, without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iii) Contingent Obligations of the kinds referred to in clause (i) or (ii) above or in respect of any letter of credit or similar instrument, but shall in no event include Rate Contracts, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                 "Indemnified Person" has the meaning specified in subsection 10.05.

                 "Indemnified Liabilities" has the meaning specified in subsection 10.05.

                 "Initial Funding Date" means the date on which the Banks make the Loans hereunder.

                 "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law.

                 "Interest Payment Date" means, with respect to any Offshore Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, with respect to Reference Rate Committed Loans, the last Business Day of each calendar quarter and on each date a Reference Rate Committed Loan is converted into an Offshore Rate Committed Loan, or prepaid provided, however, that if any Interest Period for an Offshore

         Rate Committed Loan exceeds three months, the date which falls three months after the beginning of such Interest Period shall also be an "Interest Payment Date".

                 "Interest Period" means with respect to any Offshore Rate Committed Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the Offshore Rate Committed Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                          (i) if any Interest Period pertaining to an Offshore Rate Committed Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Committed Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                          (ii) any Interest Period pertaining to an Offshore Rate Committed Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                          (iii) no Interest Period for any Loan shall extend
                 beyond the Termination Date.

                 "Lending Office" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, opposite its name on the signature pages hereto, or such other office or offices of the Bank as it may from time to time specify to the Company and the Agent.


                 "Level I Status" exists at any date if, at such date the Company's Public Debt Rating is rated A- or higher (or the equivalent) as publicly announced by S&P and A3 or higher (or the equivalent) as publicly announced by Moody's.

                 "Level II Status" exists at any date if, at such date (i) the Company's Public Debt Rating is rated BBB+ or BBB or higher (or the equivalent) as publicly announced by S&P and

         Baa1 or Baa2 or higher (or the equivalent) as publicly announced by Moody's and (ii) Level I Status does not exist.

                 "Level III Status" exists at any date if, at such date (i) the Company's Public Debt Rating is rated BBB- or higher (or the equivalent) as publicly announced by S&P and Baa3 or higher (or the equivalent) as publicly announced by Moody's and (ii) Level I Status and Level II Status do not exist.

                 "Level IV Status" exists at any date if, at such date the Company's Public Debt Rating is rated BB+ or lower (or the equivalent) as publicly announced by S&P or Ba1 or lower (or the equivalent) as publicly announced by Moody's.

                 "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any other agreement to provide any of the foregoing.

                 "Loan" means an extension of credit by a Bank to the Company pursuant to Article II.

                 "Loan Documents" means this Agreement and all documents hereafter delivered to the Agent, including guaranties and pledge agreements, in connection therewith.

                 "Majority Banks" means, at any time, Banks holding more than 50% of the Commitments, provided, that if the Commitments have been terminated in full, "Majority Banks" shall mean Banks holding more than 50% of the then aggregate unpaid principal amount of the Loans.

                 "Margin Stock" means "margin stock" as defined in Regulation U by the Board of Governors of the Federal Reserve System.

                 "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; or (b) the legality, validity, binding effect or enforceability of any Loan Document.

                 "Material Subsidiary" means any Subsidiary of the Company, the assets of which represent 10% or more of the consolidated assets of the Company and its Subsidiaries.

                 "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Net Cash Flow" means, for any period, the sum of (i) consolidated net income (or net loss, as the case may be) of the Company and its Subsidiaries during such period,minus (ii) additions to capitalized store pre-opening costs during such period,plus (iii) amounts which in the determination of net income for such period have been deducted for depreciation, amortization and interest expense.
         The calculation of net income with respect to any period shall be made without giving effect to any extraordinary gains or losses (as such gains and losses are defined under GAAP) arising during such period.

                 "Notice of Borrowing" means a notice given by the Company to the Agent pursuant to Section 2.03, in substantially the form ofExhibit A.

                 "Notice of Conversion/Continuation" means a notice given by the Company to the Agent pursuant to Section 2.04, in substantially the form ofExhibit B.

                 "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

                 "Obligations" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company to any Bank, the Agent, or any Indemnified Person, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other Loan Document, or in respect of any Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

                 "Offshore Lending Office" means with respect to each Bank, the office of such Bank designated as such in the signature pages hereto or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

                 "Offshore Rate" means, for any Interest Period for Offshore Rate Committed Loans comprising the same Borrowing, the rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate at which dollar deposits for such Interest Period and in an amount comparable to the amount of the Offshore Rate Committed Loan of such Reference Bank during such Interest Period would be offered by its Offshore Lending Office to major banks in the London eurodollar market at or about 11:00 a.m. (London time) on the second Business Day before the first day of such Interest Period.

                 "Offshore Rate Committed Loan" means any Committed Loan that bears interest at a rate determined with reference to the Offshore Rate.

                 "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                 "Other Taxes" has the meaning specified in subsection 3.01(b).

                 "Paramount" means Paramount Communications Inc., a Delaware corporation.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Participant" has the meaning specified in subsection 10.08(d).

                 "Permitted Liens" has the meaning specified in Section 7.01.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions.

                 "Pledgor" means each Material Subsidiary that has delivered a pledge agreement pursuant to Section 6.11.

                 "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                 "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by S&P or Moody's, as the case may be, for any class of long-term senior unsecured debt issued by the Company. For the purposes of the foregoing, (a) if no Public Debt Rating shall be available from either S&P or Moody's, the level will be set in accordance with Level IV Status; (b) if only one of S&P or Moody's shall have in effect a Public Debt Rating, the level shall be determined by reference to the available rating; (c) if the ratings established by S&P and Moody's shall fall within different levels, the level shall be based upon the lower rating; provided, however,that if one rating is at least BBB- or Baa3 and the other rating is BB+ or Ba1, Level III Status shall apply; and (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of such date on which such change is first announced publicly by the rating agency making such change.

                 "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code which is subject to Section 412 of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

                 "Rate Contracts" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                 "Reference Banks" means initially, BofA, and after syndication, such Banks as may be agreed between the Company, the Agent and BofA. Subject to Section 3.05, in the event that at any time of determination any two Banks designated as

         "Reference Banks" are providing rates for deposits referred to in the definition of "Offshore Rate", those two Banks shall be the "Reference Banks" or, if only one such Bank is providing such rates, that Bank shall be the "Reference Bank" for purposes of this Agreement.

                 "Reference Rate" means the higher of:

                          (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its reference rate. It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

                          (b)   1/2% per annum above the latest Federal Funds
                 Rate.

                 Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Reference Rate Committed Loan" means a Committed Loan that bears interest based on the Reference Rate.

                 "Rents" means rental payments pursuant to any operating lease between the Company or any Subsidiary and any real estate lessor.

                 "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the vice chairman, chief executive officer, the president, chief financial officer or treasurer of the Company or a Guarantor or any other officer having substantially the same authority and responsibility.

                 "SEC" means the Securities and Exchange Commission, or any successor thereto.

                 "S&P" means Standard & Poor's Corporation.

                 "Subordinated Debt" means, unsecured Indebtedness of the Company or a Subsidiary which is subordinated in right of payment to the Obligations.

                 "Subscription Agreement" means the Agreement between the Company and Viacom dated January 7, 1994 pursuant to which the Company agreed to subscribe for, and Viacom agreed to sell the capital stock of Viacom, subject to the terms and conditions therein described.

                 "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which at least 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                 "Taxes" has the meaning specified in subsection 3.01(a).

                 "Termination Date" means the earlier to occur of

                          (a)   February 14, 1995;

                          (b)   the date the Aggregate Commitment is
                  terminated by the Company; and

                          (c) the date on which the Loans are accelerated pursuant to Article VIII.

                 "Total Debt" means the aggregate of all Indebtedness of the Company, including Subordinated Debt.

                 "Transferee" has the meaning specified in subsection 10.08(e).

                 "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

                 "Unfunded Pension Liabilities" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                 "Viacom" means Viacom Inc., a Delaware corporation.

                 "Withdrawal Liabilities" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to
         Section 4243 of ERISA.

         1.02    Other Definitional Provisions.

                 (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

                 (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                 (c)      Certain Common Terms.

                          (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                          (ii) The term "including" is not limiting and means "including without limitation."

                 (d) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                 (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                 (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                 (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         1.03    Accounting Principles.

                 (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                 (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II
                                  THE CREDITS

         2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make a single Loan to the Company on any Business Day during the period from the Closing Date to the Availability Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.01 under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.05 or as a result of one or more assignments pursuant to Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Committed Loans, the aggregate principal amount of all outstanding Committed Loans shall not exceed the Aggregate Commitment. The Commitment of each Bank shall terminate on the Availability Date. Any principal amount of the Loans borrowed pursuant to this Section 2.01 which is repaid or prepaid by the Company may not be reborrowed.

         2.02 Loan Accounts. The Committed Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank in the ordinary course of business and not, except pursuant to Section 10.08, by promissory notes. The loan accounts maintained by the Agent and each Bank shall be conclusive, absent manifest error, of the amount of the Committed Loans made by the Banks to the Company and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Committed Loans. In the case of any dispute, action or proceeding relating to any amount payable hereunder, the entries in each such account shall constitute conclusive evidence of the accuracy of the information so recorded. In case of a discrepancy between the entries in the Agent's books and any Bank's books, such Bank's books shall be considered correct in the absence of manifest error.

         2.03    Procedure for Committed Borrowings.

                 (a) The Committed Borrowing by the Company shall be requested (which request shall be irrevocable) by a telephone call to the Agent followed promptly by facsimile transmission by the Company of a Notice of Borrowing in substantially the form ofExhibit A (which notice must be received by the Agent prior to 11:00 a.m. (New York time) (i) three Business Days prior to the requested borrowing date, in the case of Offshore Rate Committed Loans; and (ii) one Business Day prior to the requested borrowing date, in the case of Reference Rate Committed Loans, specifying:

                                  (A)  the amount of the Committed Borrowing,
                          which shall be in an aggregate minimum principal amount of $5,000,000 ($2,500,000 for Reference Rate

                         Loans) or in an integral multiple of $1,000,000 in excess thereof;

                                  (B)  the requested borrowing date, which
                         shall be a Business Day;

                                  (C) whether the Committed Borrowing is to be comprised of Offshore Rate Committed Loans or Reference Rate Committed Loans;

                                  (D)  the duration of the Interest Period
                          applicable to such Loans included in such notice subject to the provisions of the definition of Interest Period. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Committed Loans, such Interest Period shall be one month.

         provided, however, that with respect to the Borrowing to be made on the Initial Funding Date, a Notice of Borrowing with respect to Reference Rate Committed Loans may be delivered to the Agent as aforesaid not later than 8:00 a.m. (New York time) on such Initial Funding Date; and further provided that if so requested by the Agent, all Borrowings during the first thirty (30) days following the Initial Funding Date shall have the same Interest Period and shall be Reference Rate Committed Loans or Offshore Committed Rate Loans for Interest Periods no longer than seven (7) days.

                 (b) Upon receipt of the Notice of Borrowing, the Agent will promptly, but no later than the close of business (New York time) on the day of such notice, notify each Bank thereof and of the amount such Bank's Commitment Percentage of the Borrowing.

                 (c) Each Bank will make the amount of its Commitment Percentage of the Committed Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (New York time) on the borrowing date requested by the Company in funds immediately available to the Agent. Unless any applicable condition specified in Article IV has not been satisfied, the proceeds of all such Loans will then be made available to the Company by the Agent at the Company's Payment Office no later than 1:00 p.m. (New York time) by crediting the account of the Company with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                 (d) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, the

         Company may not have a Committed Loan converted into or continued as, an Offshore Rate Committed Loan.

                 (e) After giving effect to any Borrowing, there shall not be more than 15 different Interest Periods in effect in respect of all Committed Loans.

         2.04    Conversion and Continuation Elections for Committed Borrowings.

                 (a) The Company may upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                          (i) elect to convert on any Business Day, any Reference Rate Committed Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Committed Loans;

                          (ii) elect to convert at the end of any Interest Period any Offshore Rate Committed Loans payable on such date (or any part thereof in an amount not less than $2,500,000) into Reference Rate Committed Loans (assuming the balance of any such Committed Loans are simultaneously repaid); or

                          (iii) elect to continue at the end of any Interest
                 Period any Offshore Rate Committed Loans payable on such date (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

         provided, that if the aggregate amount of Offshore Rate Committed Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, Offshore Rate Committed Loans shall automatically convert into Reference Rate Committed Loans, and on and after such date the right of the Company to continue such Loans as Offshore Rate Committed Loans shall terminate, and further provided that during the first thirty (30) days following the Initial Funding Date, the Company shall only continue such Offshore Rate Committed Loans for Interest Periods no longer than seven (7) days and during the second thirty (30) days following the Initial Funding Date, the Company shall only continue such Offshore Rate Committed Loans for Interest Periods no longer than one month.

                 (b) The Company shall call the Agent, followed promptly by telex, cable or facsimile of a Notice of Conversion/Continuation substantially in the form of Exhibit B to be received by the Agent not later than 11:00 a.m. (New York time) at least (i) three Business Days in advance of the

         Conversion Date or continuation date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans; and (ii) one Business Day in advance of the Conversion Date or continuation date, if the Loans are to be converted into Reference Rate Committed Loans, specifying:

                                  (A)  the proposed Conversion Date or
                          continuation date;

                                  (B)  the aggregate amount of Committed Loans
                          to be converted or continued;

                                  (C) the nature of the proposed conversion or continuation; and

                                  (D)  the duration of the Interest Period
                          applicable to such Loans included in such notice subject to the provisions of the definition of Interest Period. If the Notice of Conversion/Continuation shall fail to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Committed Loans, such Interest Period shall be one month.

                 (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Company has failed to select a new Interest Period to be applicable to such Offshore Rate Committed Loans, or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Reference Rate Committed Loans effective as of the expiration date of such current Interest Period.

                 (d) Upon receipt of a Notice of Conversion/Continuation, the Agent will promptly, no later than the same day, notify each Bank thereof, or, if no timely notice is provided, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

                 (e) After giving effect to any conversion or continuation of any Loans, there shall not be more than 15 different Interest Periods in effect in respect of all Committed Loans.

         2.05    Termination or Reduction of Commitments.

                 (a) Prior to the Availability Date, the Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Aggregate Commitments or permanently reduce the Aggregate Commitment by an aggregate minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and, provided, further, that once reduced in accordance with this
         Section 2.05, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to each Bank's Commitment in accordance with such Bank's Commitment Percentage. If the Commitments are terminated in their entirety, all accrued commitment fees to, but not including, the effective date of such termination shall be payable on the effective date of such termination without any premium or penalty.

                 (b) Prior to the Availability Date, if the Company receives any cash payment (other than non-extraordinary cash dividends) with respect to its investment in Viacom pursuant to
         Section 5(c) of the Subscription Agreement or otherwise, or should Viacom reduce the Company's obligations to invest in Viacom the Company shall reduce the Aggregate Commitment by the amount of such payment (in the case of Section 5(c) of the Subscription Agreement, on a pro rata basis with respect to loans made by the banks under the Existing Credit Agreement for the purchase of shares of stock of Viacom pursuant to the Subscription Agreement) or reduction.

         2.06 Optional Prepayments of Loans. Subject to Section 3.04, the Company may, at any time or from time to time, upon at least three Business Days' written notice to the Agent with respect to Offshore Committed Loans, and one Business Day's notice with respect to Reference Rate Committed Loans, ratably prepay Committed Loans in whole or in part in minimum amounts of $5,000,000 ($2,500,000 for Reference Rate Loans). Such notice of prepayment shall be delivered by 11:00 a.m (New York time) on the applicable day and shall specify the date and amount of such prepayment and whether such prepayment is of Reference Rate Committed Loans or Offshore Rate Committed Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company and the Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.04.

         2.07    Repayment/Mandatory Prepayments.

                 (a) The Company shall repay the principal amount of the Loans on the Termination Date.

                 (b) If the Company receives any other cash payment (other than non-extraordinary cash dividends) with respect to its investment in Viacom pursuant to Section 5(c) of the Subscription Agreement or otherwise, or should Viacom reduce the Company's obligations to invest in Viacom such payments shall be applied to repay the Loans and any outstanding accrued interest and fees in the amount of such payments or proceeds, in the case of
         Section 5(c) of the Subscription Agreement, on a pro rata basis with respect to loans made by the banks under the Existing Credit Agreement for the purchase of shares of Viacom pursuant to the Subscription Agreement.

                 (c) If the Company shall receive any cash payment of the Make-Whole Amount (as defined in the Subscription Agreement), the Company shall apply such payment to repay the Loans and any outstanding accrued interest and fees in the amount of such payment.

                 (d) With respect to any prepayments pursuant to Sections 2.07(b) or (c) above, if any Reference Rate Loans are then outstanding, the Company shall first immediately prepay Reference Rate Committed Loans. If no Reference Rate Committed Loans are then outstanding, the Company shall on the first day make such payment of Offshore Rate Committed Loans which is the last day of an Interest Period for any Offshore Rate Committed Loans only if the Interest Period does not exceed thirty days, otherwise the Company shall make such payment within thirty days.

         2.08    Interest.

                 (a) Subject to subsection 2.08(d), each Committed Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the Offshore Rate or the Reference Rate, as the case may be, plus the Applicable Margin.

                 (b) Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof. During the existence of any Event of Default, interest shall be payable on demand.

                 (c) While any Event of Default exists or upon acceleration, and unless and until such Event of Default is waived, the Company shall pay interest (after as well as before judgment to the extent permitted by law) on the principal amount of all Loans outstanding, at a rate per annum which is determined by increasing the Applicable Margin then in effect by 2% per annum; provided, however, that, on and after the expiration of the Interest Period applicable to any Offshore Rate Committed Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of

         Default or upon acceleration, bear interest at a fluctuating rate per annum equal to the Reference Rate plus 2%.

                 (d) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         2.09    Fees.

                 (a) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the unutilized daily unused portion of such Bank's Commitment equal to 0.25% per annum. Such commitment fee shall accrue from January 7, 1994 to the Availability Date or the Termination Date and shall be due and payable on the Availability Date, or if earlier, the date the Loans are made or the Termination Date.

                 (b) Other Fees. The Company shall pay BofA and the Agent such other fees in the amounts and at the times set forth in letter agreements and term sheet among the Company, BofA and the Arranger dated January 7, 1994 and January 20, 1994.

         2.10    Computation of Fees and Interest.

                 (a) All computations of interest payable in respect of Reference Rate Committed Loans and all computations of fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) The Agent will, with respect to the Offshore Rate at least two Business Days before any borrowing date, notify the Company, and the Banks of each determination of an Offshore Rate, provided that any failure to do so shall not relieve the Company of any liability hereunder. Any change in the interest rate on a Loan resulting from a change in the Applicable Margin or the Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Applicable Margin or the Reserve Percentage occurs. The Company shall inform the Agent immediately if a change in its Public Debt Rating occurs. The Agent will with reasonable promptness notify the Company and the Banks of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Company of any liability hereunder.

                 (c) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

                 (d) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or for any reason whatsoever the Reference Bank shall cease to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank and Offshore Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks.

                 (e) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank. Notwithstanding the foregoing, the Reference Banks shall promptly notify the Agent of any change in the Offshore Rate. If there shall only be one Reference Bank remaining, then the Majority Banks shall select a Bank, acceptable to the Agent and the Company, to be a Reference Bank, and the Agent shall, by notice to the Company and the Banks, designate such Bank as a Reference Bank so that there shall at all times be at least two (2) Reference Banks; provided that such designated Bank agrees to be a Reference Bank.

         2.11    Payments by the Company.

                 (a) All payments with respect to Committed Loans (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall, except as otherwise expressly provided herein be made to the Agent for the ratable account of the Banks at the Agent's Payment Office, in dollars and in immediately available funds, no later than 1:00 p.m. (New York time) on the date specified herein. The identification of a Fed wire number shall constitute compliance with this deadline; however, it shall not relieve the Company of its obligation to make payment if payment is not actually received, provided that provision of the Fed wire number in good faith shall not constitute a Default hereunder. The Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 1:00 p.m. (New York time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

                 (c) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

         2.12    Payments by the Banks to the Agent.

                 (a) Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing that such Bank will not make available to the Agent for the account of the Company the amount of that Bank's Commitment Percentage of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent on the borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.12(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the date of such Borrowing, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                 (b) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

         2.13 Sharing of Payments, Etc. If, other than as expressly contemplated elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Committed Loans obtained by all the Banks, such Bank shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section 2.13 and will in each case notify the Banks following any such purchases.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01    Taxes.

                 (a) Subject to subsection 3.01(g), any and all payments by the Company to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                 (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

                 (c) Subject to subsection 3.01(g), the Company shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

                 (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to subsection 3.01(g):

                          (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
                 Section 3.01) and including, in the case of non-U.S. withholding tax imposed at rates of 5% or greater, any U.S. tax (including, notwithstanding any exclusion from Taxes in Section 3.01(a), taxes on net income of the

                 Banks) attributable to such increase to the extent not actually offset by a foreign tax credit in the Bank's U.S.
                 tax return as determined by the Bank in its sole discretion, such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                          (ii)   the Company shall make such deductions, and

                          (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                 (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

                          (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to
                 Section 10.08 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Agent (with a copy to the Company) two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                          (ii) if at any time the Bank makes any changes necessitating a new Form, it shall with reasonable promptness deliver to the Agent (with a copy to the Company) in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax or at a reduced rate of withholding under an applicable tax treaty;

                          (iii) it shall, before or promptly after the
                 occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank and deliver to the Company through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and

                          (iv)  it shall, promptly upon the Company's
                 reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

                          (v) if such Bank claims exemption from withholding tax under a United States tax treaty by providing a Form 1001 and such Bank sells or grants a participation of all or part of its rights under this Agreement, such Bank shall notify the Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, the Agent shall treat such Bank's Form 1001 as no longer in compliance with this Section 3.01(f). In the event a Bank claiming exemption from United States withholding tax by filing Form 4224 with the Agent, sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code;

                          (vi) without limiting or restricting any Bank's right to increased amounts under Section 3.01(d) from the Company upon satisfaction of such Bank's obligations under the provisions of this Section 3.01(f), if such Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subparagraph (i) are not delivered to the Agent, then the Agent may withhold from any interest payment to the Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax. In addition, the Agent may also withhold against periodic payments other than interest payments to the extent United States withholding tax is not eliminated by obtaining Form 4224 or Form 1001; and

                          (vii) if the IRS or any authority of the United
                 States or other jurisdiction asserts a claim that the Agent or the Company did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered by such Bank, was not properly executed by such Bank, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from withholding tax ineffective), such Bank shall indemnify the Agent and/or the Company, as applicable, fully for all amounts paid, directly or indirectly, by the Agent and/or the Company, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or the Company, as applicable under this Section 3.01(f), together with all costs, expenses and Attorneys' Costs.

                 (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(d)(i) to any Bank for the account of any Lending Office of such Bank:

                          (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection 3.01(f) in respect of such Lending Office;

                          (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                          (iii) if the Bank shall have delivered to the Company
                 a Form 1001 in respect of such Lending Office pursuant to
                 Section 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

                 (h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to subsection 3.01(f)(iv), then the Company shall, on demand of such Bank through the Agent, reimburse such Bank for any costs and expenses (including Attorney Costs) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

                 (i) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

                 (j) The agreements and Obligations of the Company contained in this Section 3.01 shall survive the payment in full of principal and interest hereunder and termination of the Commitments.

         3.02    Illegality.

                 (a) If any Bank shall determine upon advice of its counsel, that the introduction of any Requirement of Law or any change in or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Committed Loans, then, on notice thereof by the Bank to the Company through the Agent, the obligation of the Bank to make Offshore Rate Committed Loans shall be suspended until the Bank shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exists. During such period of suspension as to any Bank, any subsequent Committed Borrowings consisting of Offshore Rate Committed Loans shall include a Reference Rate Loan rather than Offshore Rate Committed Loan by the Bank subject to such suspension.

                 (b) If a Bank shall determine upon advice of its counsel that it is unlawful to maintain any Offshore Rate Committed Loan, the Company shall prepay in full all Offshore Rate Committed Loans of the Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Committed Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Committed Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

                 (c) If the Company is required to prepay any Offshore Rate Committed Loan immediately as provided in subsection 3.02(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Committed Loan.

         3.03 Increased Costs and Reduction of Return. In the event that any Bank determines that compliance with any United States (including any state, political subdivision, territory or possession thereof) or foreign law, regulation, treaty, directive or guideline, currently or hereafter in effect, or the interpretation or application thereof, or the compliance with any request, guideline or directive (whether or not having the force of law) from any United States or foreign central bank or any other governmental authority:

                 (a) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan or similar requirement against, or imposes any other conditions with respect to assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit or commitment therefor extended by, or any other acquisition of funds by, any office of any Bank which is not otherwise included or accounted for in any determination of the Reference Rate or the Offshore Rate or any interest payable hereunder; or

                 (b) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any such Bank and such Bank determines that the amount of such capital is increased by or based upon the existence of such Bank's Commitment, or the making, maintaining or funding of such Bank's Loans or other extensions of credit hereunder;

and the result is to increase (as reasonably determined by such Bank) the cost to such Bank of (A) agreeing to make, making, funding, renewing or maintaining its Loans hereunder, or (B) agreeing to maintain, or its maintenance of, its Commitment hereunder, or to reduce any amount receivable in respect of any of the foregoing, or to reduce (as determined by such Bank) the rate of return on such Bank's or such controlling corporation's capital (taking into account the policies of such Bank or corporation with regard to capital), then, in any such case, the Company agrees to pay to the Agent, for the account of such Bank, upon such Bank's demand, any additional amount as may be necessary to compensate fully such Bank for such additional cost, reduced amount receivable, or reduced rate of return as reasonably determined by such Bank to place such Bank in the same economic position as if such compliance had not occurred. Each Bank will promptly notify the Agent, in writing, of the occurrence of any of the events described in this Section 3.03 and, upon its receipt of such notice, the Agent will promptly notify the Company thereof, provided, however, that the Company shall not be liable to compensate any Bank for such additional costs or reduced rate of return which accrue prior to a date which is 45 days before such notice is given. A certificate as to such amounts in reasonable detail, submitted to the Company and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error. Each Bank agrees that, in the determination of any such amount, such Bank shall use reasonable means of allocation and attribution with respect to the Loans and Commitment hereunder as among all loans, advances, commitments and other extensions of credit by such Bank generally.

         3.04 Funding Losses. The Company agrees to reimburse each Bank and to hold each Bank harmless from any loss, cost or expense which the Bank may sustain or incur as a consequence of:

                 (a) any failure of the Company to make any payment or prepayment, after having given notice, of principal of any Offshore Rate Committed Loan (including payments made after any acceleration thereof);

                 (b) any failure of the Company to borrow, continue or convert a Committed Loan after the Company has given a Notice of Borrowing or a Notice of Conversion/Continuation;

                 (c) any failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.06;

                 (d) any prepayment of an Offshore Rate Committed Loan on a day which is not the last day of the Interest Period with respect thereto; or

                 (e) the conversion of any Offshore Rate Committed Loan to a Reference Rate Committed Loan on a day that is not the last day of the respective Interest Period pursuant to subsection 2.04;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Committed Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.

         3.05 Inability to Determine Rates. If two or more Reference Banks or the Majority Banks shall have reasonably determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Committed Loan or that the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Committed Loan does not adequately reflect the funding cost to such Banks of such Loan, the Agent will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make Offshore Rate Committed Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Reference Rate Committed Loans instead of Offshore Rate Committed Loans.

         3.06 Reserves on Offshore Rate Committed Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Committed Loan equal to actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan provided the Company shall have received at least fifteen days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen days from receipt of such notice.

         3.07 Certificates of Banks. Any Bank claiming reimbursement or compensation pursuant to this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company and in the absence of manifest error.

         3.08 Survival. The agreements and obligations of the Company in this Article III shall survive the payment of all other Obligations provided that, any Bank desiring to make a claim for reimbursement under Section 3.04 shall do so within 180 days after the Termination Date.

         3.09 Replacement Banks. If the obligation of any Bank to make Offshore Rate Committed Loans has been suspended pursuant to Section 3.02, the Company may, with respect to such Bank, elect to terminate this Agreement, and in connection therewith, not to borrow any Reference Rate Loan provided for in
Section 3.02 , or to repay any Reference Rate Loan made pursuant to Section 3.02; provided, that the Company notifies such Bank through the Agent of such election at least three Business Days before any date fixed for such a borrowing or such a prepayment, as the case may be, and (i) repays all of such Bank's outstanding Loans plus all accrued interest, commitment fees and other amounts owing to, but not including, the date of repayment at the end of the respective Interest Periods applicable thereto or as otherwise required by Section 3.02, and (ii) selects, with the consent of the Agent, which shall not be unreasonably withheld, an Eligible Assignee which shall assume all the rights and obligations of such Bank as to which this Agreement has been terminated. Upon receipt by the Agent of such notice and the assignment to and assumption of the Commitment by a replacement bank, the Commitment of such Bank shall terminate.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.01 Conditions of Loans. The obligation of each Bank to make its Loan hereunder is subject to the condition that the Agent shall have received all of the following on the Closing Date, in form and substance satisfactory to the Agent, each Bank and their respective counsel and in sufficient copies for each Bank:

                 (a) Credit Agreement. This Agreement executed by the Company, the Agent and each of the Banks;

                 (b) Payment of Fees. The Company shall have paid all costs, accrued fees and expenses then due and owing referred to in
         Section 3.01; and

                 (c) Subscription Agreement. A copy of the Subscription Agreement, which shall be in full force and effect and certified as being complete and correct by a Responsible Officer of the Company.

         4.02 Additional Conditions Precedent to the making of the Initial Loans. The making of the Loans hereunder is subject to the further conditions precedent that on the Initial Funding Date the following conditions shall be satisfied:

                 (a)      Resolutions; Incumbency.

                          (i) Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, certified as of the Initial Funding Date by the Secretary or an Assistant Secretary of the Company;

                          (ii) Certified copies of the resolutions of the board of directors of each Guarantor approving the Loan Documents to be delivered by it hereunder;

                          (iii) A certificate of the Secretary or Assistant
                 Secretary of the Company certifying the names and true signatures of the officers of the Company authorized on behalf of the Company to execute and deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder;

                          (iv) A certificate of the Secretary or Assistant Secretary of each Guarantor, certifying the names and true signatures of the officers of the Guarantor authorized on behalf of the Guarantor to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder;

                 (b) Certificates of Incorporation; By-laws and Good Standing. Each of the following documents:

                          (i) the certificate of incorporation of the Company as in effect on the Initial Funding Date, certified by the Secretary of State of the state of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Initial Funding Date and the bylaws of the Company as in effect on the Initial Funding Date, certified by the Secretary or Assistant Secretary of the Company as of the Initial Funding Date; and

                          (ii) a good standing certificate for the Company, the Guarantors and the Domestic Parent from the Secretary of State of its state of incorporation as of a recent date;

                 (c) Guaranties/Pledge Agreement. A guaranty substantially in the form of Exhibit C hereto executed by each of the Subsidiaries listed on Schedule 4.02(c) hereto (each a "Guaranty" and collectively the "Guaranties") and the pledge agreement substantially in the form of Exhibit E-1 executed by each of the Subsidiaries listed on Schedule 4.02(c);

                 (d) Legal Opinions. (1) An opinion of Thomas W. Hawkins, Esq., counsel to the Company and the Guarantors and addressed to the Agent and the Banks, substantially in the form of Exhibit F-1; and

                          (2) An opinion of Skadden, Arps, Meagher & Flom, special counsel to the Company, and addressed to the Agent and the Banks, substantially in the form of Exhibit F-2;

                 (e) Contribution Agreement. A Contribution Agreement, substantially in the form of Exhibit D attached hereto, executed by the Guarantors;

                 (f) Payment of Fees. The Company shall have paid all costs, accrued and unpaid fees and expenses then due and owing (including, without limitation, Attorney's Cost's of the Agent) referred to in Sections 2.09, 3.01 and 10.04;

                 (g) Officer's Certificate. An officer's certificate, signed by a Responsible Officer of the Company, and dated as of the Initial Funding Date stating that:

                          (i)   the conditions specified in Section 4.01 and
                 4.02 have been met;

                          (ii)  the representations and warranties contained in
                 Article V are true and correct in all material respects on and as of such date, as though made on and as of such date; and

                          (iii) no Default or Event of Default exists or would
                 result from the initial Borrowing;

                 (h) The Subscription Agreement shall not have been materially amended without the consent of the Majority Banks and is in full force and effect;

                 (i) Viacom shall have accepted for payment at least 50.1% of the shares of common stock of Paramount then outstanding pursuant to Viacom's tender offer therefor;

                 (j) There shall not exist any material claim, action, suit, investigation, litigation or proceedings pending or, to the Company's knowledge, threatened, in any court or before any arbitration or governmental instrumentality, or any judgment, order, injunction or other restraint which has any reasonable likelihood of having a material adverse effect on the condition (financial or otherwise), operations, business or properties of the Company and its Subsidiaries taken as a whole;

                 (k) There shall not exist any judgment order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the purchase of the stock of Viacom pursuant to the Subscription Agreement or the making of the Loans;

                 (l) All material governmental and third party consents and approvals necessary in connection with consummation of the Subscription Agreement shall have been obtained and remain in effect and all applicable waiting periods shall have expired; and

                 (m) All Loans made by the Banks are in full compliance with all applicable requirements of law, including Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. At the time of the making of such Loans, and after given effect thereto and the purchase of the shares of capital stock of Viacom pursuant to the Subscription Agreement, no more than 25% of the value (as defined in Regulation U of the Board of Governors Federal Reserve System) of the assets of the Company and of, the Company and its Subsidiaries on a consolidated basis, subject to the restrictions set forth in Sections
         7.01 and 7.02 shall constitute Margin Stock.

                 (n) The Agent shall have received a timely Notice of Borrowing;

                 (o) The representations and warranties made by the Company contained in Article V shall be true and correct in all material respects on and as of the Initial Funding Date; and

                 (p) No Default or Event of Default shall exist or shall result from such Borrowing.

         The Notice of Borrowing submitted by the Company shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request that the conditions in Sections 4.01 and 4.02 are satisfied.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants the Agent and each Bank that:

         5.01 Corporate Existence and Power. The Company, each of its Subsidiaries and each of the Guarantors:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under, the Loan Documents;

                 (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where failure to qualify would have a Material Adverse Effect; and

                 (d) is in compliance in all material respects with all Requirements of Law.

         5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement, and any other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of that Person's Organization Documents;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

                 (c)      violate any Requirement of Law.

         5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, other than any routine filing with the SEC pursuant to the Exchange Act, and the Securities Act of 1933 (including, without limitation, filings on Form 8-K), any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the

Company or any of its Subsidiaries of the Agreement or any other Loan Document.

         5.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or any of its Subsidiaries or any of their respective Properties which:

                 (a) purport to affect the legality, validity or enforceability or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                 (b) if determined adversely to the Company, or its Subsidiaries would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.06 No Default. No Default or Event of Default exists hereunder or would result from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

         5.07    ERISA Compliance.

                 (a) Schedule 5.07 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to the Agent are true and complete in all material respects.

                 (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other

         Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

                 (c) Except as specifically disclosed in Schedule 5.07, there is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Company or any ERISA Affiliate, nor with respect to any Plan to which the Company or any ERISA Affiliate contributes or is obligated to contribute.

                 (d) Except as specifically disclosed in Schedule 5.07, no Plan subject to Title IV of ERISA has any Unfunded Pension Liability.

                 (e) The Company does not maintain an Employee Welfare Benefit Plan which provides benefits (within the meaning of section 3(1) of ERISA) following retirement or termination of employment.

                 (f) Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

                 (g) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which the Company may be directly or indirectly liable, through indemnification obligations or otherwise.

                 (h) Except as specifically disclosed in Schedule 5.07, neither the Company nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

                 (i) Except as specifically disclosed in Schedule 5.07, neither the Company nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Company or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                 (j) No member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which has a reasonable likelihood of having a Material Adverse Effect.

         5.08 Use of Proceeds. The proceeds of the Loans shall be used solely for the purchase of shares of common stock of Viacom as set forth in the Subscription Agreement.

         5.09 Title to Properties. The Company and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its business, except as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect. As of the Closing Date, the Property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.10    Financial Condition.

                 (a) The unaudited consolidated condensed balance sheets of the Company and its Subsidiaries dated September 30, 1993, and the related unaudited condensed consolidated statements of operations and cash flows for the fiscal quarter ended on that date:

                          (i) were prepared in accordance with SEC guidelines for the preparation of interim financial statements, consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                          (ii) fairly present the consolidated financial condition of the Company and its Subsidiaries in all material respects as of the date thereof and results of operations for the period covered thereby; and

                          (iii) except as specifically disclosed in Schedule
                 5.10, show all material indebtedness and other liabilities of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (b) Since September 30, 1993, there has been no Material Adverse Effect other than as publicly disclosed on or prior to January 18, 1994.

         5.11    Environmental Matters.

                 (a) The on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in a Material Adverse Effect.

                 (b) The Company and each of its Subsidiaries has obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.

                 (c) Except as provided in Schedule 5.11, none of the Company, any of its Subsidiaries or any of their respective present Property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material, which order, agreement or proceeding would have a Material Adverse Affect.

                 (d) To the best of the Company's knowledge after due inquiry in the course of conducting its business, there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability to the Company and its Subsidiaries that would result in a Material Adverse Effect. In addition, to the best of the Company's knowledge after due inquiry in the course of conducting its business (i) neither the Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

         5.12    Trademarks and Licenses, etc.   The Company or its
consolidated Subsidiaries own or are licensed or otherwise have the right to use, to the best of their knowledge, all of the trademarks, service marks, trade names, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, to the extent that failure to have such rights would reasonably be likely to cause a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device or product, now employed, or now contemplated to be employed by the Company or any of its Subsidiaries infringes upon any rights held by any other Person; no claim or litigation regarding any of the foregoing is pending or threatened, and no statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed regarding the foregoing, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

         5.13 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Schedule 5.13 hereto.

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         6.01 Financial Statements. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                 (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of Arthur Andersen or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP (for purposes of this Section 6.01(a) Form 10-K will suffice);

                 (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year a copy of the unaudited condensed consolidated balance sheets of the Company and its consolidated Subsidiaries as of the end of such quarter and the related condensed consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer with a statement that in management's opinion such financial statements contain all material adjustments (which include only normal recurring adjustments) necessary to present fairly the Company's financial position and results of operations (for purposes of this Section 6.01(b) Form 10-Q will suffice).

         6.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient original copies for each Bank:

                 (a) together with the financial statements required to be delivered under Sections 6.01 (a) and (b) above, a certificate of the chief financial officer or treasurer of the Company (A) setting forth calculations demonstrating compliance with the financial covenants set forth in Sections 7.01(j), 7.02, 7.04, 7.07, 7.08, 7.09, 7.10 and 7.11
         for and as at the end of such year or quarter as applicable, (B) certifying on behalf of the Company that (i) no Event of

         Default or Default shall have occurred during such period relating to any covenant contained in Sections 7.01(j), 7.02, 7.04, 7.07, 7.08, 7.09, 7.10 or 7.11, or (ii) to the best of such officer's knowledge following diligent inquiry, no other Event of Default or Default shall have occurred during such period, or, if an Event of Default or any such other event shall have occurred, describing the nature thereof and the actions that the Company has taken or proposes to take with respect thereto and (C) describing in reasonable detail any material variation between the application of accounting principles employed in the preparation of such certificates and the application of accounting principles employed in the preparation of the financial statements referred to in Section 6.01, and reasonable estimates of the difference for the period in question between such certificates arising as a consequence thereof; and (D) setting forth the total assets of each foreign Material Subsidiary covered by an executory pledge agreement; and

                 (b) within 90 days of the beginning of each fiscal year of the Company, financial projections ("Projections") with respect to each fiscal year through the Termination Date, or budgets or related items as the Agent, or any Bank through the Agent, may reasonably request, all in such detail as the Agent or any Bank through the Agent may reasonably request.

                 (c) promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company is required to make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

                 (d) promptly, such additional financial and other information as the Agent, at the request of any Bank, may from time to time reasonably request; and

                 (e) within 90 days of the beginning of each fiscal year of the Company, a chart of the corporate structure of the Company.

         6.03    Notices.  The Company shall promptly notify the Agent and each
   Bank:

                 (a) as soon as possible and in any event within five days after the Company shall have knowledge of the occurrence of any Default or Event of Default;

                 (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect; and (ii) any material dispute, litigation, investigation, proceeding or suspension which exists at any time between the Company or any of its Subsidiaries and any Governmental Authority;

                 (c) upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their Properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that would reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws which restrictions would reasonably be expected to have a Material Adverse Effect;

                 (d) of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

                 (e) of any of the following ERISA events affecting the Company or any member of its Controlled Group (but in no event more than 10 days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member or its Controlled Group with respect to such event:

                          (i)   an ERISA Event;

                          (ii) the adoption of any new Plan that is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group;

                          (iii) the adoption of any amendment to a Plan that
                 is subject to Title IV of ERISA or section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

                          (iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or section 412 of the Code;

                 (f) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Banks pursuant to subsection 6.01(a).

                 Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, the provisions of this Agreement affected, and stating what action the Company proposes to take with respect thereto. Each notice under subsection 6.03(a) shall describe with particularity the clause or provision of this Agreement or other Loan Document that has been breached or violated.

         6.04 Preservation of Corporate Existence, Etc. The Company shall preserve and keep in full force and effect its corporate existence and the rights, privileges and franchises material to its business; and cause to be preserved and kept in full force and effect the corporate existence of such of its Subsidiaries and such rights, privileges and franchises of its Subsidiaries the failure to so preserve or keep would have a Material Adverse Effect.

         6.05 Maintenance of Property. The Company shall maintain, or cause to be maintained, in good repair, working order and condition, except ordinary wear and tear, all Properties which the Company or any of its Subsidiaries owns, leases or otherwise holds an interest in (to the extent the terms of any such leases or other agreements establishing such property interests permit such maintenance), and from time to time make or cause to be made all appropriate (as determined by the senior management of the Company in the exercise of prudent business judgment) repairs, renewals and replacements thereof and maintain, or cause its subsidiaries to maintain, all franchise privileges, licenses, patents, trademarks, copyrights and trade names deemed by the Company to be reasonably necessary to conduct its business.

         6.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Not later than thirty days after the renewal, replacement or modification of any policy, the Company shall deliver to the Agent for distribution to each Bank a detailed schedule setting forth for each such policy: (i) the amount of such policy,
(ii) the risks insured against by such policy, (iii) the name of the insurer and each insured party under such policy, (iv) the policy number of such policy, and (v) such other information as any Bank through the Agent may reasonably request. In addition, the Company shall deliver to the Agent for distribution to each Bank written notice of any cancellation of any of the insurance policies required by this Section 6.06 within seven Business Days after the Company receives notification of such cancellation.

         6.07 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                 (b) all lawful claims which, if unpaid, would by law become a material Lien upon its Property.

         6.08 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.09 Inspection of Property and Books and Records. The Company shall keep and shall cause each of its Subsidiaries to keep, proper books of record and account, in which true and correct entries in all material respects, in conformity with GAAP subject to customary periodic adjustments in connection with the preparation of financial statements and all legal requirements, shall be made of all material dealings and transactions in relation to their respective businesses and activities. The Company shall permit, and shall cause each of its Subsidiaries to permit, authorized representatives of the Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom (except copies and extracts of the Company's monthly reports internally known as the "blue book" and other specified documents which the Company in its reasonable judgment deems highly confidential), and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Agent or such Bank and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may visit and inspect at the expense of the Company such Properties at any time during business hours and without advance notice.

         6.10    Environmental Laws.

                 (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Property in compliance with all material Environmental Laws the non-compliance with which could reasonably be expected to cause a Material Adverse Effect.

                 (b) Upon the written request of the Agent or any Bank, the Company shall submit and cause each of its Subsidiaries to submit, to the Agent and such Bank, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.03(d), that would reasonably be expected to have a Material Adverse Effect.

         6.11    Subsidiary Guaranties.

                 (a) The Company shall cause each domestic Material Subsidiary of the Company now or hereafter existing (except Spelling Entertainment Group Inc.) to execute and deliver for the benefit of the Banks a guaranty substantially in the form of Exhibit C. SEGI, the parent of Spelling Entertainment Group Inc. shall provide a guaranty substantially in the form of Exhibit C.

                 (b) The Company shall cause each foreign Material Subsidiary of the Company now or hereafter existing, or its Domestic Parent with respect to any pledge, to execute and deliver for the benefit of the Banks one of the following: (i) a guaranty substantially in the form of Exhibit C, (ii) an executory pledge agreement executed by its Domestic Parent substantially in the form ofExhibit E-1 (which pledge agreement shall require the delivery of pledged shares upon the occurrence of Default) or (iii) a completed pledge agreement executed by its Domestic Parent substantially in the form of Exhibit E-2 (which pledge agreement shall require the delivery of the pledged shares contemporaneously with the delivery of such pledge agreement). At any time, the Company may cause the Domestic Parent or its foreign Material Subsidiary to substitute a guaranty, an executory pledge agreement or a completed pledge agreement for any previously delivered guaranty, executory pledge agreement or completed pledge agreement. The total assets of all foreign Material Subsidiaries with respect to which executory pledge agreements have been delivered shall not at any time exceed 30% of the Company's consolidated total assets.

                 As of the Initial Funding Date, there are no foreign Material Subsidiaries of the Company. If any such pledge agreement or executory pledge agreement is required to be delivered hereunder, the Company and the Agent shall negotiate an intercreditor agreement acceptable to the parties hereunder and the parties to the Existing Credit Agreement in which all lenders shall be pari passu.

                 (c) Notwithstanding the foregoing, if at any time the total assets of the domestic and foreign Material Subsidiaries of the Company for which guaranties have been provided and/or shares have been pledged, represent less than 66 2/3% of the Company's consolidated total assets, the Company shall cause additional Subsidiaries (commencing with the Subsidiaries with the largest amount of total assets, in descending order) to provide guarantees and pledge agreements so that the total assets of the Subsidiaries of the Company which have provided guaranties and/or whose shares have been pledged represent at least 66 2/3% of the Company's consolidated total assets.

         6.12 Application of Proceeds. The Company will apply the entire amount of the proceeds of the Loans solely to purchase shares of common stock of Viacom in accordance with the terms of the Subscription Agreement and all material conditions to such purchase shall be satisfied or waived (with the consent of the Majority Banks); provided that the foregoing shall not prohibit the Company from agreeing to changes as described in Section 10(b) of the Subscription Agreement.

         6.13 No Amendments. The Company shall not materially amend the Subscription Agreement without the Majority Banks' consent.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

         The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien or Environmental Lien upon or with respect to any part of its or its Subsidiaries' Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                 (a) any Lien existing on the Property of the Company or its Subsidiaries on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date and any extensions or renewals thereof, provided that any such extension or renewal shall not (A) secure Indebtedness in an aggregate amount greater than the Indebtedness so secured on the date hereof or (B) attach to or otherwise encumber Property other than Property subject thereto as of the date hereof;

                 (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded;

                 (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

                 (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (e) Liens securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                 (f) Liens on Property hereafter acquired in connection with an acquisition of a business and its property by the Company or any of its Subsidiaries, provided that such liens and security interests secure amounts not then due and payable by the Company or any such Subsidiary and were not created and did not arise in contemplation of such acquisition;

                 (g) Liens arising in favor of a lessee of assets or Property of the Company or any Subsidiary of the Company in connection with the grant by the Company or such Subsidiary to such lessee of an option to purchase the leased Property;

                 (h) any Lien on real property, and on any fixtures thereon or attached thereto, acquired, constructed or improved by the Company or any Subsidiary and created contemporaneously with or within eighteen (18) months after the date the Indebtedness has been incurred with respect to such acquisition, construction or improvement, to secure all or a portion of the purchase price of such real property or the cost of such construction, acquisition or improvement, or any of them; provided, that, that principal amount of the Indebtedness secured by all such purchase money security interests shall not at any time exceed $50,000,000;

                 (i) Purchase money security interests on any Property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; provided that (i) any such Lien attaches to such Property concurrently with or within 20 days after the acquisition thereof,
         (ii) such Lien attaches solely to the Property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed 25% of the Company's Consolidated Net Worth at the time; and

                 (j)      Liens, other than as described in clauses (a) through
         (h) above, in an aggregate amount not to exceed 25% of the Company's Consolidated Net Worth at any time.

         7.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or substantially all of its Property (including accounts and notes receivable, with or without recourse, and equipment sale-leaseback transactions) or enter into any agreement to do any of the foregoing; provided that the Subsidiaries of the Company may sell, lease, assign, transfer or otherwise dispose of their Property having an aggregate fair market value, not to exceed 20% of Consolidated Net Worth during any fiscal year; provided further that the consideration received by a Subsidiary in each such transaction permitted hereunder shall constitute fair market value determined in the Company's management's best business judgment.

         7.03    Mergers.

                 (a) The Company shall not merge with or consolidate into any other Person unless (i) the Company is the continuing or surviving corporation or (ii) if the Company is merged into a public holding company or is merged with a Subsidiary located in another jurisdiction, the holders of common stock of the Company are entitled to receive (other than cash in lieu of fractional shares) solely common stock in amounts proportionate to their holdings of common stock of the Company immediately prior to such transaction and, in either case of (i) or (ii) above, immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                 (b) The Company shall not permit any Guarantor or Domestic Parent to merge with another Subsidiary that is not a Guarantor unless the surviving entity is or becomes a Guarantor or Domestic Parent.

         7.04 Loans and Investments. The Company shall not purchase or acquire and shall not permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, assets, obligations or other securities of or any interest in, any Person or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, (other than (i) the acquisition of the shares of Viacom pursuant to the Subscription Agreement; (ii) loans and advances to employees in the ordinary course of business consistent with past practice; (iii) other investments (other than directly or indirectly in Viacom or Paramount), acquisitions, and capital contributions in an aggregate amount not greater than $200,000,000); and (iv) transactions the sole payment or consideration for which is common stock of the Company.

         7.05 Federal Regulations. The Company shall not and shall not suffer or permit any of its Subsidiaries to use the proceeds of any Loan, directly or indirectly, in violation of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         7.06 Compliance with ERISA. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material liability to the Company or any ERISA Affiliate, which would have a Material Adverse Effect (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material liability to any member of the Controlled Group which would have a Material Adverse Effect, (iii) make a complete or partial withdraw-al within the meaning of ERISA Section 4201) from any Multiemployer
Plan which is reasonably likely to result in any liability to the Company or any ERISA Affiliate, which would have a Material Adverse Effect, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder in excess of 20% of payroll except in the ordinary course of business, or (v) permit the minimum funding requirements of ERISA to be violated with respect to any Plan if the liability to the Company resulting therefrom would have a Material Adverse Effect.

         7.07 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time to be less than $1,250,000,000 plus 50% of capital stock issued and 50% of consolidated net income (excluding net losses) earned subsequent to December 31, 1993.

         7.08 Consolidated Senior Debt to Capital. The Company shall not permit the ratio of Consolidated Senior Debt to Capital to exceed 0.50 to 1.

         7.09 Total Debt to Capital. The Company shall not permit its ratio of Total Debt to Capital to exceed 0.60 to 1.

         7.10 Net Cash Flow Ratio. The Company shall not permit its ratio at the end of any fiscal quarter for the previous four quarters during the calendar years set forth below of (a) Net Cash Flow to (b) purchases of property, plant and equipment and video cassettes (other than acquisitions and new store development) plus cash interest and cash dividends to be less than
1.25 to 1.00.

         7.11 Fixed Charge Coverage Ratio. The Company shall not permit its ratio of (i) consolidated earnings before interest, taxes and Rents to (ii) Consolidated Interest Expense and Rents to be less than 1.5 to 1 as of each quarter for the current fiscal year to date period.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

         8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                 (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or
         (ii) within three days after the same shall become due, any other interest, or any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

                 (b) Representation or Warranty. Any representation or warranty by the Company or any of its Subsidiaries made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made (except with respect to Section 6.02(b) as to which the extent of the representations are limited as set forth therein); or

                 (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Article VII; or

                 (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of 15 days after the initial occurrence thereof; or

                 (e) Cross-Default. The Company or any of its Subsidiaries (i) fails to make any payment in respect of any other Indebtedness or Guaranty Obligation or Rate Contracts having an aggregate principal amount of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto; or
         (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation or Rate Contract, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness or Rate Contract (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded;provided, however, that if the Company is contesting the payment amount on any such other Indebtedness or Guaranty Obligation or the date such payment is due in good faith and the Company establishes reserves on its books if required by and in accordance with GAAP as consistently applied, then such nonpayment, in and of itself, shall not, absent an acceleration of such Indebtedness or Guaranty Obligation or Rate Contract constitute an Event of Default; or

                 (f) Bankruptcy or Insolvency. The Company or any Guarantor (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Guarantor, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Guarantor's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Guarantor admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

                 (h) Monetary Judgments. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not fully covered by insurance) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                 (i) Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against the Company or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (j)      Change in Control. Any Change in Control; or

                 (k) Guarantor/Pledgor Defaults. Any Guarantor or any Pledgor shall fail in any material respect to perform or observe any term, covenant or agreement in any guaranty or any pledge agreement delivered hereunder; or the guaranty or any pledge agreement delivered hereunder shall for any reason other than as contemplated by
         Section 6.11 be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any Pledgor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or any event described at paragraphs (f) or (g) shall occur with respect to any Guarantor or any Pledgor.

         8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                 (a) declare the Commitment of each Bank to make Committed Loans to be terminated, whereupon such Commitments shall forthwith be terminated;

                 (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                 (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in paragraph
(f) or (g) above (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

         8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX
                                   THE AGENT

         9.01 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.03 Liability of Agent. None of the Agent, its Affiliates, or any of their respective officers, directors, employees, agents, or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company or any of its Subsidiaries or Affiliates.

         9.04    Reliance by Agent.

                 (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any discretionary action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks or the Banks, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                 (b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such Committed Borrowing.

         9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank, the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.06 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent and the Arranger that it has, independently and without reliance upon the Agent or the Arranger and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.07 Indemnification. The Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

         9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to the Banks. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include BofA in its individual capacity. BofA acts in the capacity of Agent under the Existing Credit Agreement.

         9.09 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks or the Agent, respectively. If the Agent shall resign as Agent under this Agreement, the Majority Banks, after consultation with the Company, shall appoint from among the Banks a successor agent for the Banks. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent shall appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         9.10 The Arranger. The Arranger shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than the right to receive the fees referred to in Section 2.09(b) and the right to indemnity under Section 10.05.

                                   ARTICLE X
                                 MISCELLANEOUS

            10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Company, Majority Banks, and acknowledged in writing by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, acknowledged in writing by the Agent, do any of the following:

                        (a) increase the Commitment of any Bank or subject any Bank to any additional obligations (except pursuant to Section 10.08);

                        (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document or extend the Termination Date;

                        (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

                        (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

                        (e)     amend this Section 10.01 or Section 2.13; or

                        (f) release any guaranty or pledge agreement delivered pursuant to Section 6.11 except as otherwise contemplated by Section 6.11 or change the criteria for delivering any guaranty or pledge agreement set forth in Section 6.11;

and, provided further, that no amendment, waiver or consent shall, unless in writing and consented to and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

            10.02       Notices.

                        (a) All notices, requests and other communications provided for hereunder except as specifically provided otherwise herein, shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication) and telegraphed, telexed or delivered, (i) if to the Company, to its address specified on the signature pages hereof, (ii) if to any Bank, to its Domestic Lending Office, and (iii) if to the Agent, to its address specified on the signature pages hereof; or, as to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

               (b) All such notices and communications shall, when transmitted by overnight delivery, telegraphed, by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by facsimile, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent or the Banks as specified herein.

               (c) The Company acknowledges and agrees that any agreement of the Agent and the Banks at Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

        10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        10.04 Costs and Expenses. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

                   (a) pay or reimburse the Agent and the Arranger on demand for all costs and expenses incurred by the Agent in connection with the development, preparation, delivery, and execution of and any amendment, supplement, waiver or modifica-
               tion to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the Attorney
               Costs incurred by the Agent and the Arranger with respect thereto;

                           (b)     pay or reimburse each Bank and the
               Agent on demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and any Bank; and

                           (c)     pay or reimburse the Agent on
               demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) of this Section.

               10.05 Indemnity. The Company shall pay, indemnify, and hold each Bank, the Agent, the Arranger and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

               10.06 Marshalling; Payments Set Aside. Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Banks, or the Agent or the Banks exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency

Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         10.07 Successors and Assigns. The provisions of this Agreement be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         10.08       Assignments, Participations, Confidentiality, etc.

                     (a) Any Bank may, with the written consent of the Company (which will not be unreasonably withheld) and the Agent (which will not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that (i) the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; and (B) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit N ("Assignment and Acceptance").

                     (b) From and after the date that the Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment of a recordation fee of $2,500, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                     (c) Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

           (d) Any Bank may at any time sell to one or more commercial banks (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged,
(ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan
Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

            (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company, or by the Agent on such Company's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or subject to a fiduciary duty to the Company or its stockholders; provided further, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process, provided that the Bank will promptly notify the Company of any such process and shall make only such disclosures as such Bank's legal counsel advises are required; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; and (D) to such Bank's independent auditors and other professional advisors. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder and such Bank agrees to provide the Company with a copy of the confidentiality agreement executed in connection therewith.

                 (f) Notwithstanding any other provisios contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

                 (g) Any Bank may request the Agent to obtain from the Company a promissory note evidencing the Company's Indebtedness to it hereunder for the purpose of pledging such note to a Federal Reserve Bank located outside the State of Florida.

        10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

         10.10   Notification of Addresses, Lending Offices, Etc.  Each
Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         10.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

         10.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

         10.14 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         10.15 Waiver of Jury Trial. THE COMPANY, THE GUARANTORS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE GUARANTORS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fee letters referenced in subsection 2.09(b), and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Banks.

                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York City by their proper and duly authorized officers as of the day and year first above written.

                                        BLOCKBUSTER ENTERTAINMENT CORPORATION

                                        _____________________________________
                                        By: Gregory Fairbanks
                                        Title: Senior Vice President,
                                               Chief Financial Officer and
                                               Treasurer


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,
                                        as Agent

                                        _____________________________________
                                        By: Dietmar Schiel
                                        Title: Vice President

                                        Address for notices:
                                        Bank of America National Trust
                                        and Savings Association
                                        1455 Market Street 12th Floor
                                        San Francisco, CA  94103
                                        Attn:  Global Agency #5596
                                        Facsimile: (415) 622-4894
                                        Telex: 3726050BA GA SFO

                                        Address for payments:
                                        Bank of America National Trust
                                        and Savings Association
                                        ABA #:121-000-358-SF
                                        For Credit to:
                                        Bank Control Account #12339-14237
                                        Attn: Global Agency, Unit 5596
                                        Ref: Blockbuster/NYC 054


                                        BA SECURITIES, INC., as Arranger

                                        _____________________________________
                                        By: Keith C. Barnish
                                        Title: Managing Director

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as a Bank

                                        _____________________________________
                                        By: Charles S. Francavilla
                                        Title: Senior Vice President

                                        Domestic and Offshore Lending Office
                                        1850 Gateway Boulevard
                                        Concord, CA  94520